Exhibit 99.1

SkyWater Technology Reports Second Quarter 2021 Results
Year-over-Year Net Sales Growth of 34%
BLOOMINGTON, Minn., – August 3, 2021 – SkyWater Technology (NASDAQ: SKYT) today announced financial results for the second quarter of 2021, ended July 4, 2021.
•Net sales grew 34% year-over-year to $41.2 million
•Net loss to shareholders of $7.0 million, or (17)% of net sales
•Adjusted EBITDA of $(0.8) million, or (2.0)% of net sales

“Both our Wafer Services and Advanced Technology Services businesses grew significantly over the prior year,” said SkyWater president and CEO Thomas Sonderman. “During the quarter, our Wafer Services business expanded aggressively in support of the IoT and automotive sectors. We also continued to win new Advanced Technology Services business at a healthy rate bolstering future growth, with several new customer wins in the bio-medical space. Two of our existing customers selected SkyWater for additional technology services at our Florida facility, demonstrating the strategic value that US-based advanced packaging solutions can bring to our customers”

SkyWater’s Board approved a strategic capital investment of $56 million. The majority of this is targeted to expand capacity at the company’s Minnesota fab which is expected to increase overall output capacity by at least 40% and to enable accelerated revenue growth. The remainder is focused on expediting SkyWater’s entry into the gallium nitride (GaN) market, a promising technology for electric vehicles, 5G, and consumer electronics, among others. Its properties enable higher charging efficiencies, smaller chip size and lighter weight for many applications.

Sonderman continued “We believe SkyWater can fill the need for a U.S.-based 200 mm foundry that offers both technology development and scaled manufacturing for GaN-based solutions allowing us to rapidly expand the serviceable market with our unique Technology as a ServiceSM model driving higher revenue and gross margins for the company over the long term.”

Sonderman concluded, “We are pleased with our year-over-year top line performance and remain confident in our long-term revenue growth target of approximately 25% for 2021 and beyond.”

Q2 2021 Summary:

GAAP
In USD millions, except per share data	Q2 21	Q2 20	Y/Y	Q1 21	Q/Q
Advanced Technology Services sales	$26.9	$19.9	35%	$38.1	(29)%
Wafer Services sales	$14.3	$10.9	31%	$10.0	43%
Net sales	$41.2	$30.8	34%	$48.1	(14)%
Gross profit	$1.8	$5.5	(67)%	$9.2	(80)%
Gross margin	4.4%	17.8%	(1,340) bps	19.1%	(1,470) bps
Net loss to shareholders	($7.0)	($5.3)	(32)%	($2.8)	(148)%
Basic loss per share	$(0.20)	$(0.29)	31%	$(1.04)	81%

Non-GAAP
In USD millions, except per share data	Q2 21	Q2 20	Y/Y	Q1 21	Q/Q
Non-GAAP gross profit	$3.0	$5.6	(47)%	$9.3	(68)%
Non-GAAP gross margin	7.2%	18.1%	(1,090) bps	19.3%	(1,210) bps
Non-GAAP net loss to shareholders	($5.1)	($4.1)	(24)%	($1.6)	(215)%
Non-GAAP basic loss per share	$(0.15)	$(0.23)	35%	$(0.65)	77%
Adjusted EBITDA	$(0.8)	$2.5	(133)%	$5.6	(114)%
Adjusted EBITDA margin	(2.0%)	8.0%	(1,000) bps	11.7%	(1,370) bps

Q2 2021 Results:
•Net Sales: Net sales of $41.2 million increased 34% year-over-year. Advanced Technology Services sales of $26.9 million increased 35% year-over-year. Tool sales of $2.3 million are included in Advanced Technology Services sales in the second quarter of 2021 compared to none in the prior year. Wafer Services sales of $14.3 million increased 31% compared to the second quarter of 2020.
•Gross Profit: GAAP gross profit was $1.8 million, or 4.4% of sales, compared to $5.5 million, or 17.8% of sales, in the second quarter of 2020. Non-GAAP gross profit was $3.0 million, or 7.2% of sales, compared to $5.6 million, or 18.1% of sales, in the second quarter of 2020.
•Other Income: Recorded a $6.5 million benefit for the Payroll Protection Program loan forgiveness in June 2020.
•Net Loss: GAAP net loss to shareholders of $7.0 million, or $(0.20) per share, compared to a net loss to shareholders of $5.3 million, or $(0.29), in the second quarter of 2020. Non-GAAP net loss to shareholders of $5.1 million, or $(0.15) per share, compared to a net loss to shareholders of $4.1 million, or $(0.23), in the second quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA was $(0.8) million, or (2.0)% of sales, compared to $2.5 million or 8.0% of sales in the second quarter of 2020.
•Balance Sheet: Cash and cash equivalents of $64.6 million compared to $7.4 million from January 3, 2021.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”
Recent Business Updates:
•Initiated the transition of multiple customers from Advanced Technology Services to Wafer Services validating the differentiating aspect of the company’s Technology as a Service℠ business model.
•Finalized the necessary customer qualifications to enable the volume ramp of the company’s Power MOSFET platform in the second half of the year.
•Won several new designs in the bio-medical market, leveraging the company’s leading edge MEMS technology platform.
•Significantly expanded the company’s Advanced Technology Services and Wafer Services sales pipelines.
•Successfully started up the company’s Florida-based fab and entered into new advanced packaging engagements with two existing customers, including Rockley Photonics.
•Continued to successfully execute the technology qualification of the company’s radiation hardened (RH90) platform which will enable future rad-hard testing.

•Completed a broad agreement with CAES to leverage its extensive experience in space-based electronics as SkyWater establishes its RH90 design enablement ecosystem, allowing faster time to market for end customers requiring rad-hard solutions.
•Launched a collaboration with Efabless on its chipIgnite program to support commercial chip designs that require non-open sourced IP.
•Funding from existing U.S. Government programs is still anticipated but the timing is difficult to forecast.
•Delayed recognition for the majority of the revenue for wafers produced and put in inventory for a temperature monitoring wearable application for early COVID-19 detection as announced in May 2020. Due to the rapid introduction of the COVID-19 vaccines these wafers are now being repurposed for an alternative health-related wearable application for the original customer or other customers.
•Postponed an Advanced Technology Services program that generated significant revenue in 2020 and was forecasted to generate 2021 revenue. The program is now being restructured with the customer and is expected to resume in 2022.
•Achieved inclusion of SkyWater Technology shares (Nasdaq: SKYT) in the Russell® 3000 Index on June 28, 2021.
•Gained approval from SkyWater’s Board of Directors for $56 million of strategic capital investment to both expand the capacity of SkyWater Minnesota and fast-track the company’s entry into the high growth gallium nitride market.

SkyWater has not provided quarterly or full year outlook for net sales or earnings because these estimates are difficult to predict on a forward-looking basis due to certain factors that are materially significant to SkyWater’s ability to accurately forecast certain items that are out of its control and/or cannot be reasonably projected.

Investor Webcast
SkyWater will host a conference call on Wednesday, August 4, 2021, at 9:00 a.m. CT to discuss its second quarter financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-owned semiconductor manufacturer and a DOD-accredited Trusted supplier.
SkyWater’s Technology as a ServiceSM model streamlines the path to production for customers with development services, volume production and advanced packaging solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, read-out ICs, rad-hard, power discretes, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.SkyWaterTechnology.com.
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Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will”, “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our ability to diversify our customer base and develop relationships in new markets; our expectations regarding dependence on our largest customer; the performance and reliability of our third-party suppliers and manufacturers; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the impact of the COVID-19 pandemic on our business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy; our ability to maintain compliance with certain U.S. Government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the prospectus the Company filed with the SEC on April 22, 2021 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
SKYT-IR
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SkyWater Investor Contact: Heather Davis | Investor@SkyWaterTechnology.com
SkyWater Media Contact: Lauri Julian | 949.280.5602 | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	July 4, 2021	January 3, 2021
	(in thousands, except share and unit data)
Assets
Current assets:
Cash and cash equivalents	$64,603	$7,436
Accounts receivable, net	33,396	29,995
Inventories	29,167	27,169
Prepaid expenses and other current assets	3,597	11,972
Total current assets	130,763	76,572
Property and equipment, net	179,441	178,078
Intangible assets, net	4,029	4,561
Other assets	4,518	3,998
Total assets	$318,751	$263,209
Liabilities and Members’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$1,006	$2,772
Accounts payable	15,880	16,792
Accrued expenses	20,733	25,496
Income taxes payable	539	1,710
Current portion of contingent consideration	3,900	8,904
Deferred revenue - current	24,919	30,653
Total current liabilities	66,977	86,327
Long-term liabilities:
Long-term debt, less current portion and unamortized debt issuance costs	65,348	69,828
Contingent consideration, less current portion	—	1,996
Long-term incentive plan	3,648	3,185
Deferred revenue - long-term	84,438	95,399
Deferred income tax liability, net	2,866	8,058
Total long-term liabilities	156,300	178,466
Total liabilities	223,277	264,793
Commitments and contingencies
Shareholders’ equity (deficit):
Preferred stock, $0.01 par value per share (80,000,000 and zero shares authorized; zero issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 and zero shares authorized; 39,059,743 and zero shares issued and outstanding)	391	—
Additional paid-in capital	110,082	—
Class A preferred units (zero and 2,000,000 units authorized; zero issued and outstanding)	—	—
Class B preferred units (zero and 18,000,000 units authorized; zero and 18,000,000 units issued and outstanding)	—	—
Common units (zero and 5,000,000 units authorized; zero and 3,057,344 units issued; zero and 2,107,452 outstanding)	—	3,767
Accumulated deficit	(13,573)	(3,783)
Total shareholders’ equity (deficit), SkyWater Technology, Inc.	96,900	(16)
Non-controlling interests	(1,426)	(1,568)
Total shareholders’ equity (deficit)	95,474	(1,584)
Total liabilities and shareholders’ equity	$318,751	$263,209
The accompanying notes are an integral part of these consolidated financial statements.

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
	(in thousands, except share, unit and per share and unit data)
Net sales	$41,189	$30,759	$89,290	$67,663
Cost of sales	39,377	25,297	78,312	55,777
Gross profit	1,812	5,462	10,978	11,886
Research and development	3,339	786	5,266	1,448
Selling, general and administrative expenses	15,415	6,921	24,018	12,554
Change in fair value of contingent consideration	(942)	712	(886)	1,553
Operating loss	(16,000)	(2,957)	(17,420)	(3,669)
Other income (expense):
Paycheck Protection Program loan forgiveness	6,453	—	6,453	—
Change in fair value of warrant liability	—	(99)	—	(240)
Interest expense	(912)	(1,322)	(1,970)	(2,784)
Total other expense	5,541	(1,421)	4,483	(3,024)
Loss before income taxes	(10,459)	(4,378)	(12,937)	(6,693)
Income tax (benefit) expense	(4,237)	915	(4,662)	(28)
Net loss	(6,222)	(5,293)	(8,275)	(6,665)
Less: net income attributable to non-controlling interests	757	—	1,515	—
Net loss attributable to SkyWater Technology, Inc.	$(6,979)	$(5,293)	$(9,790)	$(6,665)
Net loss per share attributable to common shareholders, basic and diluted:	$(0.20)		$(0.54)
Net loss per unit attributable to Class B preferred unitholders, basic and diluted:		$(0.29)		$(0.37)
Weighted average shares used in computing net loss per common share, basic and diluted:	34,707,758		18,884,051
Weighted average units used in computing net loss per Class B preferred unit, basic and diluted:		18,000,000		18,000,000
The accompanying notes are an integral part of these consolidated financial statements.

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 4, 2021	June 28, 2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(8,275)	$(6,665)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	13,336	8,639
Gain on Paycheck Protection Program loan forgiveness	(6,453)	—
Foundry services obligation	—	(3,732)
Gain on sale of property and equipment	—	(1,117)
Amortization of debt issuance costs included in interest expense	320	781
Long-term incentive and stock-based compensation	7,008	865
Change in fair value of warrant liability	—	240
Change in fair value of contingent consideration	(886)	1,553
Cash paid for contingent consideration in excess of initial valuation	(6,114)	—
Deferred income taxes	(5,191)	(1,190)
Non-cash revenue related to customer equipment	(2,481)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,401)	43,854
Inventories	(1,998)	(1,778)
Prepaid expenses and other assets	5,672	(5,390)
Accounts payable	(610)	(529)
Accrued expenses	(3,872)	9,841
Deferred revenue	(16,695)	56,777
Income tax payable and receivable	(1,171)	886
Net cash (used in) provided by operating activities	(30,811)	103,035
Cash flows from investing activities:
Purchase of software and licenses	(357)	—
Proceeds from sale of property and equipment	—	1,650
Purchases of property and equipment	(12,898)	(38,409)
Net cash used in investing activities	(13,255)	(36,759)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriting discounts and commissions	104,212	—
Cash paid for offering costs	(1,205)	—
Proceeds from Paycheck Protection Program loan	—	6,453
Repayment of term loan	—	(2,574)
Net repayment on line of credit	—	(9,759)
Net proceeds from Revolver	382	—
Repayment of Financing	(495)	—
Cash paid for capital leases	(288)	—
Cash paid for debt issuance costs	—	(100)
Cash paid for contingent consideration	—	(5,253)
Distributions to VIE member	(1,373)	—
Net cash provided by (used in) financing activities	101,233	(11,233)
Net change in cash and cash equivalents	57,167	55,043
Cash and cash equivalents - beginning of period	7,436	4,605
Cash and cash equivalents - end of period	$64,603	$59,648
The accompanying notes are an integral part of these consolidated financial statements.

Supplemental Net Sales Information by Quarter

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
	(in thousands)
Wafer Services sales	$13,318	$10,896	$8,762	$13,442	$10,019	$14,312
Advanced Technology Services sales	23,586	19,863	24,241	26,330	38,082	26,877
Net Sales	$36,904	$30,759	$33,003	$39,772	$48,101	$41,189

Tool revenue (included in ATS sales)	$3,173	$—	$360	$4,895	$15,405	$2,346

Non-GAAP Financial Measures
We provide supplemental non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our U.S. GAAP results. We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results and for the other reasons described in the footnotes to the tables below. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with U.S. GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner.
We also provide adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income or loss before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including Paycheck Protection Program loan forgiveness, corporate conversion and initial public offering costs, SkyWater Florida start-up costs, management transition expense, fair value changes in contingent consideration, fair value changes in warrants and management fees. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with U.S. GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	July 4, 2021	June 28, 2020	April 4, 2021
	(in thousands)
GAAP gross profit	$1,812	$5,462	$9,166
GAAP gross margin	4.4%	17.8%	19.1%
Equity-based compensation (1)	827	112	118
SkyWater Florida start-up costs (2)	318	—	—
Non-GAAP gross profit	$2,957	$5,574	$9,284
Non-GAAP gross margin	7.2%	18.1%	19.3%

GAAP net loss to shareholders	$(6,979)	$(5,293)	$(2,811)
Paycheck Protection Program loan forgiveness	(6,453)	—	—
Corporate conversion and initial public offering related costs (3)	1,521	—	—
SkyWater Florida start-up costs (2)	504	—	—
Management transition expense (4)	435	—	—
Fair value changes in contingent consideration (5)	(942)	712	56
Equity-based compensation (1)	6,768	187	863
Fair value changes in warrants (6)	—	99	—
Management fees (7)	56	206	276
Non-GAAP net loss to shareholders	$(5,090)	$(4,089)	$(1,616)

Equity-based compensation allocation in the consolidated statements of operations:
Cost of sales	$827	$112	$118
Research and development	1,487	5	9
Selling, general and administrative expenses	4,454	70	108
	$6,768	$187	$235

SkyWater Florida start-up costs allocation in the consolidated statements of operations:
Cost of sales	$318	$—	$—
Selling, general and administrative expenses	186	—	—
	$504	$—	$—
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents start-up costs associated with our 200 mm advanced packaging facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
(3)Represents expenses directly associated with the corporate conversion and initial public offering, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering.
(4)Represents expense for the departure of our former Chief Administrative Officer, which includes primarily severance benefits.
(5)Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
(6)Represents non-cash valuation adjustment of warrants to fair market value during the period.

(7)Represents a related party transaction with Oxbow Industries, our principal financial investor. As these fees are not part of the core business, will not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.

	Three Months Ended July 4, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,979)	$(5,090)
Undistributed preferred return to Class B preferred unitholders	(39)	(39)
Net loss attributable to common shareholders	$(7,018)	$(5,129)
Denominator:
Weighted-average common shares outstanding, basic and diluted	34,708	34,708
Net loss per common share, basic and diluted	$(0.20)	$(0.15)

	Three Months Ended June 28, 2020
	GAAP	Non-GAAP
Computation of net loss per Class B preferred unit, basic and diluted:	(in thousands, except per unit data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(5,293)	$(4,089)
Denominator:
Weighted-average Class B preferred units outstanding, basic and diluted	18,000	18,000
Net loss per Class B preferred unit, basic and diluted	$(0.29)	$(0.23)

	Three Months Ended April 4, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(2,811)	$(1,616)
Undistributed preferred return to Class B preferred unitholders	(359)	(359)
Net loss attributable to common shareholders	$(3,170)	$(1,975)
Denominator:
Weighted-average common shares outstanding, basic and diluted	3,060	3,060
Net loss per common share, basic and diluted	$(1.04)	$(0.65)

	Three Months Ended			Six Months Ended Quarter Ended
	July 4, 2021	June 28, 2020	April 4, 2021	July 4, 2021	June 28, 2020
	(in thousands)
Net loss to shareholders	$(6,979)	$(5,293)	$(2,811)	$(9,790)	$(6,665)
Interest expense	912	1,322	1,058	1,970	2,784
Income tax benefit	(4,237)	915	(425)	(4,662)	(28)
Depreciation and amortization	6,854	4,314	6,482	13,336	8,639
EBITDA	(3,450)	1,258	4,304	854	4,730
Paycheck Protection Program loan forgiveness	(6,453)	—	—	(6,453)	—
Corporate conversion and initial public offering related costs (3)	1,521	—	—	1,521	—
SkyWater Florida start-up costs (2)	504	—	—	504	—
Management transition expense (4)	435	—	—	435	—
Fair value changes in contingent consideration (5)	(942)	712	56	(886)	1,553
Equity-based compensation (1)	6,768	187	235	7,003	863
Fair value changes in warrants (6)	—	99	—	—	240
Management fees (7)	56	206	276	332	428
Net income attributable to non-controlling interests (8)	757	—	758	1,515	—
Adjusted EBITDA	$(804)	$2,462	$5,629	$4,825	$7,814
__________________
(8)Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.